Exhibit 12(b)

I, E. Keith Wirtz, President and I, Shannon King, Treasurer of the Fifth Third Funds (the "Trust"), each certify, to the best of my knowledge and belief, that:

1. The Form N-CSR of the Trust for the period ended July 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



By:      /s/ E. Keith Wirtz
         ------------------
         E. Keith Wirtz
         President (principal executive officer) of Fifth Third Funds


Date:  October 2, 2009



By:      /s/ Shannon King
         ----------------
         Shannon King
         Treasurer (principal financial officer) of Fifth Third Funds


Date:  October 2, 2009